Exhibit 99.2

       (Text of graph posted to Ashland Inc.'s website concerning Ashland
                        Distribution Company's revenue)


                    ADC Revenue - Monthly Sales ($, Millions)

                             2000        2001       2002        2003     2004
                             ----        ----       ----        ----     ----

             January          246         242        210         239      247
             February         269         234        202         231      252
             March            297         250        210         244      289
             April            265         234        227         248      279
             May              286         280        231         241      269
             June             291         223        213         246      292
             July             253         217        219         243      276
             August           285         235        226         239      302
             September        255         202        215         242      295
             October          268         227        240         263      301
             November         244         196        210         221
             December         219         163        188         214



                  ADC - 12 Month Rolling Average ($, Millions)

                                2000        2001        2002       2003     2004
                                ----        ----        ----       ----     ----
             January             251         265         223        218      240
             February            254         262         220        221      242
             March               257         258         217        224      245
             April               258         255         216        225      248
             May                 262         255         212        226      250
             June                264         249         211        229      254
             July                265         246         211        231      257
             August              268         242         211        232      262
             September           268         237         212        234      267
             October             269         234         213        236      270
             November            268         230         214        237
             December            265         225         216        239